LIST OF SUBSIDIARIES OF VALENCE TECHNOLOGY, INC.

DEVRES CO.

     Ohio corporation wholly owned by Valence Technology, Inc.

MHB JOINT VENTURE

     Ohio partnership jointly owned by Valence Technology, Inc. and Devres, Co.

VALENCE TECHNOLOGY (NEVADA), INC.

     Nevada corporation wholly owned by Valence Technology, Inc.

VALENCE TECHNOLOGY CAYMAN ISLANDS INC.

     Cayman Islands corporation wholly owned by Valence Technology, Inc.

VALENCE TECHNOLOGY N.V.

     Dutch Antilles corporation wholly owned by Valence Technology Cayman Islands Inc.

VALENCE TECHNOLOGY INTERNATIONAL, INC.

     Caymen Islands corporation wholly owned by Valence Technology Cayman Islands, Inc.

VALENCE TECHNOLOGY B.V.

     Dutch corporation wholly owned by Valence Technology N.V.

HANIL VALENCE CO., LTD.

     Korea corporation 50% owned by Valence Technology B.V. and 50% owned by Hanil Telecom Co., Ltd. (our interest in this entity was terminated in June, 2001).

ALLIANT / VALENCE, L.L.P.

     Delaware limited liability partnership 50% owned by Valence Technology, Inc. and 50% owned by Alliant Techsystems Inc.